UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 10, 2012

Tangoe, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35247	06-1571143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Executive Blvd., Orange, Connecticut	06477
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 859-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 10, 2012, Tangoe, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with Anomalous Networks Inc., a corporation incorporated under the laws of Canada (“Anomalous”), and the shareholders of Anomalous, under which the Company agreed to purchase all of the outstanding equity of Anomalous (the “Share Purchase”).

On the same day, the Share Purchase was effected in accordance with the terms of the Purchase Agreement with the Company acquiring all of the outstanding equity of Anomalous for aggregate consideration of (i) approximately $3,500,000 in cash paid at the closing, (ii) approximately $1,000,000 in cash payable on the first anniversary of the closing, (iii) 165,775 unregistered shares of the Company’s common stock and (iv) 132,617 unvested and unregistered shares of the Company’s common stock with vesting based on achievement of revenue targets relating to sales of Anomalous products and services for periods through January 31, 2013 (the “Earn-Out Period”).  With the exception of the cash paid at the closing, substantially all of the consideration paid and payable by the Company remains subject to set-off rights of the Company with respect to indemnities given by the former shareholders of Anomalous under the Purchase Agreement.  Among other things, these indemnity obligations relate to representations and warranties given by Anomalous under the Purchase Agreement.  The indemnities are subject to limitations, including a threshold, certain caps and limited survival periods.  The vested shares issued by the Company at closing are subject to a one-year lock-up period, the unvested shares are also subject to a lock-up unless and until they become vested following the end of the Earn-Out Period and substantially all of the shares are subject to the set-off rights described above.

Anomalous is a leading provider of real-time telecom expense management software solutions.  Prior to the execution of the Purchase Agreement, to the knowledge of the Company, neither the Company nor any of its affiliates, nor any director or officer of the Company nor any associate of any such director or officer, had any material relationship with Anomalous or any shareholder of Anomalous.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired

The financial statements required by this item relating to the acquisition described under Item 2.01 are not being filed herewith. To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed with respect to such acquisition.

(b)           Pro Forma Financial Information

The pro forma financial information required by this item relating to the acquisition described under Item 2.01 is not being filed herewith. To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed with respect to such acquisition.

(d)           Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANGOE, INC.

Date: January 10, 2012	By:	/s/ Albert R. Subbloie, Jr.
Albert R. Subbloie, Jr. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Share Purchase Agreement, dated as of January 10, 2012, by and among Tangoe, Inc., Anomalous Networks Inc. and the shareholders of Anomalous Networks Inc. named therein

*  Certain exhibits and schedules to the Share Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any of the exhibits and schedules to the U.S. Securities and Exchange Commission upon request.